Exhibit 99.2

BGC Partners Announces Confidential Submission of Draft Registration Statement for

Proposed Initial Public Offering of Its Real Estate Services Business

NEW YORK, NY – February 9, 2017 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC”) announced today that it has confidentially submitted a draft registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) relating to the proposed initial public offering of the Class A common stock of a newly formed subsidiary that will hold BGC’s Real Estate Services business, which operates as “Newmark Grubb Knight Frank”, or “NGKF”.

The number of Class A shares to be offered and the price range for the proposed offering have not yet been determined. The initial public offering is part of BGC’s plan to separate its Real Estate Services business into a separate public company. Following some period after the expected offering, BGC may, subject to market and other conditions, distribute the shares that BGC will hold of the newly formed subsidiary pro rata to BGC’s stockholders in a manner intended to qualify as tax-free for U.S. federal income tax purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s SEC filings, including, but not limited to, the risk factors set forth in its most recent Form 10-K, and any updates to such risk factors contained in subsequent Forms 10-Q or Forms 8-K.

Media Contact:

Karen Laureano-Rikardsen +1 212-829-4975

Investor Contact:
Jason McGruder +1 212-829-4988